                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A (the "Registration Statement") of Salomon Brothers Institutional Series Funds Inc., of our report dated February 11, 2004 relating to the financial statements and financial highlights which appear in the December 31, 2003 Annual Report to Shareholders of Salomon Brothers Institutional Money Market Fund, which are also incorporated by reference into this Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.


PricewaterhouseCoopers LLP
New York, New York
April 26, 2004

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A (the "Registration Statement") of Salomon Brothers Institutional Series Funds Inc., of our report dated April 19, 2004, relating to the financial statements and financial highlights which appear in the February 29, 2004 Annual Report to Shareholders of Salomon Brothers Institutional High Yield Bond Fund and Salomon Brothers Institutional Emerging Markets Debt Fund, which are also incorporated by reference into this Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.


PricewaterhouseCoopers LLP
New York, New York
April 26, 2004